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                                                                   EXHIBIT 2.19E

                               EIGHTH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Eighth Amendment (the "Amendment") is executed this 25th day of September, 1998, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG AND CUSTOMER AGREE AS FOLLOWS:

1. The following shall be added to Section 7 (CSG/(R)/ Vantage Fees) of Schedule D:

        CSG will allocate Customer's Vantage CPU overage minutes such that the allocation for all System Sites will be combined and based on Customer's total enterprise-wide Vantage used, not on each System Site's usage and allotment.



THIS AMENDMENT IS EXECUTED ON THE DAY AND YEAR FIRST SHOWN ABOVE.

CSG SYSTEMS, INC. ("CSG")            TCI CABLE MANAGEMENT
CORPORATION                              ("CUSTOMER")


BY:  /s/ JOSEPH T. RUBLE             BY:  /s/ JERRY KULIN
    ----------------------------         ---------------------------------------

NAME:    JOSEPH T. RUBLE             NAME:    JERRY KULIN
      --------------------------           -------------------------------------

TITLE:   V.P. & GENERAL COUNSEL      TITLE:   EXE. DIRECTOR, CUST. BILLING SYST.
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